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                                                                    EXHIBIT 15.1


                                 January 5, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

         We are aware that our reports dated May 15, 2000, August 11, 2000, and November 11, 2000, on our review of interim financial information of Patterson Energy, Inc. and Subsidiaries for the periods ended March 31, 2000, June 30, 2000, and September 30, 2000, respectively and included in the Company's Quarterly Reports on Form 10-Q for the quarters then ended are incorporated by reference in this registration statement.

                                    Yours very truly,

                                    PRICEWATERHOUSECOOPERS LLP